EXHIBIT 99.1

Epiq Systems, Inc. Announces First Quarter 2010 Results Led by 42% Growth for Operating Revenue in Bankruptcy and 20% in eDiscovery

KANSAS CITY, Kan., April 27, 2010 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for the first quarter of 2010 with operating revenue (total revenue before operating revenue from reimbursed direct costs) of $49.1 million compared to $52.6 million for the same period last year. Operating revenue is consistent with the company's first quarter objectives and reflects an all-time high result for the eDiscovery segment and significant growth in the Bankruptcy segment. The year-over-year comparison of total operating revenue reflects the effects of the timely substantive conclusion in 2009 of an individual Settlement Administration engagement of unprecedented size.

The company also reported today the voluntary settlement of a derivative shareholder action. The company believes that the settlement, as further described below, is in the best interests of the company and its shareholders.

Net income for the first quarter of 2010 was $2.3 million, $0.06 per share, compared to $3.3 million, $0.09 per share, for the year ago quarter. First quarter of 2010 net income reflects a $1.6 million provision for the voluntary settlement related to a shareholder derivative action.

First quarter 2010 net cash provided by operating activities was $5.2 million, up 107% compared to $2.5 million for the year ago quarter. A condensed consolidated cash flow statement is attached.

Epiq Systems' management also evaluates the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition expense, the effect of tax adjustments that are outside of the company's anticipated effective tax rate, capitalized loan fee amortization, litigation provision for a shareholder derivative action, and non-cash embedded option charges, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition expense, net expenses related to financing, litigation provision for a shareholder derivative action, and income taxes). Reconciliation statements for non-GAAP financial measures are provided below.

Non-GAAP net income for the first quarter of 2010 was $6.2 million, $0.16 per share, compared to $6.3 million, $0.16 per share, for the year ago quarter when an individual matter of unprecedented size was active in the Settlement Administration segment.

First quarter 2010 non-GAAP adjusted EBITDA was $16.0 million compared to $15.4 million for the year ago quarter.

Operating revenue for the Bankruptcy segment for the first quarter of 2010 was $24.6 million, up 42% compared to $17.3 million for the year ago quarter. Non-GAAP adjusted EBITDA was $13.7 million for the first quarter of 2010, up 62% compared to $8.4 million for the year ago quarter. The segment's strong financial results reflect both the high number of active matters and the multi-year nature of most corporate restructuring engagements. Revenue for Chapter 7 engagements continues to reflect the results of increased bankruptcy filings and high aggregate deposit balances, offset by pricing formulas that reference short-term interest rates.

Operating revenue for the eDiscovery segment for the first quarter of 2010 was $16.8 million, a 20% increase compared to $14.0 million for the year ago quarter, and represents the strongest quarterly result in the history of the company's eDiscovery segment. The first quarter also marked the second sequential quarterly increase in operating revenue. First quarter 2010 non-GAAP adjusted EBITDA for eDiscovery was $6.9 million, up 40% compared to $4.9 million for the year ago quarter. An increased volume of new engagements and case activity levels and a growing contribution from new service offerings contributed to the growth. Bookings for new engagements were strong and consistent throughout the first quarter.

Operating revenue for the Settlement Administration segment for the first quarter of 2010 was $7.7 million compared to $21.2 million in the year ago quarter.  Non-GAAP adjusted EBITDA was $0.9 million for the first quarter of 2010 compared to $6.8 million for the year ago quarter.  The decline in segment results versus the prior year reflects the expected wind down of the large analog-to-digital television conversion contract that was launched in the fourth quarter of 2007 and which was substantially completed as expected in 2009. A material portion of new Settlement Administration engagements booked during the first quarter is scheduled to be processed during the second quarter. The company estimates that the segment's results for the second quarter will be higher than those for the first quarter and will position the segment to be on target with its objectives for the first half of the year.

Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and COO of Epiq Systems, stated, "We are pleased that 2010 financial results are opening on a strong note. The Bankruptcy segment enjoyed its second-best quarter in the history of the franchise, highlighted by major contributions from a significant portfolio of corporate restructuring Chapter 11 engagements. We have recently opened a new office in Wilmington, Delaware to accommodate increased client demand and to serve clients more effectively in this important jurisdiction. The eDiscovery segment had its best operating revenue quarter ever, reflecting Epiq's successful adaptation to rapid changes in the marketplace and the contributions from a variety of new client engagements."

Select financial results and recent key events included:

  Cash and cash equivalents was $50.8 million on March 31, 2010, up 255% compared to $14.3 million on March 31, 2009.

  The company's trustee services deposit portfolio continued to exceed $2.0 billion at the end of the first quarter, up 27% compared to the prior year.

  The company opened a new office in Wilmington, Delaware to support corporate restructuring clients more effectively. The district of Delaware is characterized by an extremely high percentage of Chapter 11 bankruptcy filings, and Epiq Systems is the first major provider of case management services to establish a physical presence in this important market.

  As reported by the Administrative Office of the U.S. Courts, bankruptcy filings totaled 1,473,675 for the 12 month period ending December 31, 2009, up 32% versus the same period in 2008. During this period, Chapter 7 filings were up 41%, Chapter 11 filings were up 50%, and Chapter 13 filings were up 12%.

  The company reported the voluntary settlement of a shareholder derivative action filed in 2008. The company has stated consistently that the claims made in the action are without merit. However, as a practical matter, the company believes that the proposed settlement is in the best interests of the company and its shareholders because, among other things, it provides the most prompt termination of the case at the lowest cost and eliminates the continuing management distraction of a meritless case. The settlement contains an express denial of liability, denial of wrongdoing, and a denial of any improper conduct by the defendants, and requires no disgorgement, no payment of damages, no cancellation of stock options nor any recovery from any of the defendants. The company and its insurance carrier will pay plaintiff's counsel's fees and expenses, which plaintiff's counsel will seek in an amount not to exceed $3.5 million. The settlement agreement requires dismissal of the complaint with prejudice following final Court approval of the settlement and provides for implementation by the company during a specified period of time certain corporate governance measures.

Conference Call

The company will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com.  To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. The archive of the internet broadcast will be available on the company's website until the next earnings update. A recording of the call will be available through May 27, 2010 beginning approximately two hours after the call ends. To access the recording, call (800) 642-1687 and enter conference ID number 64173179.

Company Description

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession. Our solutions streamline the administration of bankruptcy, litigation, financial transactions and regulatory compliance matters. We offer innovative technology solutions for electronic discovery, document review, legal notification, claims administration and controlled disbursement of funds. Our clients include leading law firms, corporate legal departments, bankruptcy trustees, government agencies and other professional advisors who require innovative technology, responsive service and deep subject-matter expertise.

The Epiq Systems, Inc. logo is available athttp://www.globenewswire.com/newsroom/prs/?pkgid=5250

 Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of our operations and financial condition. These forward-looking statements are based on our current expectations and may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective" and "potential." Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our client's deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) risks associated with handling of confidential data and compliance with information privacy laws, (5) changes in or the effects of pricing structures and arrangements, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with our indebtedness, (8) risks associated with foreign currency fluctuations, (9) risks associated with developing and providing software and internet-based technology solutions to our clients, and (10) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update publicly or revise any forward-looking statements contained herein to reflect future events or developments.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2010	2009

REVENUE:
Case management services	$ 34,911	$ 34,534
Case management bundled products and services	4,807	3,327
Document management services	9,393	14,752
Operating revenue before reimbursed direct costs	49,111	52,613
Operating revenue from reimbursed direct costs	6,260	8,215
Total Revenue	55,371	60,828

OPERATING EXPENSES:
Direct cost of services (exclusive of depreciation and amortization shown separately below)	15,304	19,670
Direct cost of bundled products and services (exclusive of depreciation and amortization shown separately below)	910	855
Reimbursed direct costs	6,204	8,047
General and administrative	20,213	18,307
Depreciation and software and leasehold amortization	5,201	4,514
Amortization of identifiable intangible assets	1,820	1,936
Other operating expense	44	471
Total Operating Expense	49,696	53,800

INCOME FROM OPERATIONS	5,675	7,028

INTEREST EXPENSE (INCOME):
Interest expense	396	373
Interest income	(9)	(35)
Net Interest Expense	387	338

INCOME BEFORE INCOME TAXES	5,288	6,690

PROVISION FOR INCOME TAXES	2,953	3,412

NET INCOME	$ 2,335	$ 3,278

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$0.06	$0.09

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING – DILUTED	41,570	41,936

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2010	December 31, 2009

ASSETS
ASSETS:
Cash and cash equivalents	$50,809	$48,986
Trade accounts receivable, net	51,012	43,471
Property and equipment, net	39,014	40,005
Goodwill	263,999	264,239
Other intangibles, net	17,685	19,524
Other	23,717	21,716

TOTAL ASSETS	$446,236	$437,941

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Accounts payable	$10,547	$8,260
Indebtedness	58,123	58,798
Other liabilities	47,590	44,485
STOCKHOLDERS' EQUITY	329,976	326,398

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$446,236	$437,941

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,335	$3,278
Non-cash adjustments to net income:
Depreciation and amortization	7,021	6,450
Other, net	1,377	1,602
Changes in operating assets and liabilities, net	(5,556)	(8,830)
Net cash provided by operating activities	5,177	2,500

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, software and other	(3,211)	(6,951)
Net cash used in investing activities	(3,211)	(6,951)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on indebtedness	(251)	(910)
Other	93	664
Net cash used in financing activities	(158)	(246)

Effect of exchange rate changes on cash	15	(11)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$1,823	$ (4,708)

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2010	2009

NET INCOME	$2,335	$3,278
Plus:
Depreciation and amortization	7,021	6,450
Share-based compensation	1,636	1,472
Acquisition expense	44	489
Expenses related to financing, net	387	338
Provision for litigation	1,575	--
Provision for income taxes	2,953	3,412
	13,616	12,161
NON-GAAP ADJUSTED EBITDA	$15,951	$15,439

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP NET INCOME
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2010	2009

NET INCOME	$2,335	$3,278
Plus (net of tax):
Amortization of acquisition intangibles	1,101	1,171
Share-based compensation	1,129	1,054
Acquisition expense	27	296
Effective tax rate	838	736
Loan fee amortization	52	52
Provision for litigation	953	--
Non-cash embedded option charges	(244)	(244)
	3,856	3,065
NON-GAAP NET INCOME	$6,191	$6,343

EPIQ SYSTEMS, INC.
RECONCILIATION OF EPS TO
NON-GAAP EPS
(Unaudited)

	Three Months Ended March 31,
	2010	2009

EPS (on a diluted basis)	$0.06	$0.09
Plus (net of tax):
Amortization of acquisition intangibles	0.03	0.03
Share-based compensation	0.03	0.02
Acquisition expense	--	0.01
Effective tax rate	0.02	0.02
Loan fee amortization	--	--
Provision for litigation	0.03	--
Non-cash embedded option charges	(0.01)	(0.01)
	0.10	0.07
NON-GAAP EPS (on a diluted basis)	$0.16	$0.16

EPIQ SYSTEMS, INC.
EPS CALCULATION
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2010	2009

NET INCOME	$2,335	$3,278
Interest expense adjustment for convertible debt	298	298
Net income re-allocated to nonvested shares	(6)	(10)
NET INCOME ADJUSTED FOR DILUTED CALCULATION	$2,627	$3,566

NON-GAAP NET INCOME	$6,191	$6,343
Interest expense adjustment for convertible debt	298	298
Net income re-allocated to nonvested shares	(6)	(10)
NON- GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$6,483	$6,631

BASIC WEIGHTED AVERAGE SHARES	36,185	35,686
Adjustment to reflect share-based awards	1,102	1,964
Adjustment to reflect convertible debt shares	4,283	4,286
DILUTED WEIGHTED AVERAGE SHARES	41,570	41,936

NET INCOME PER SHARE – DILUTED	$0.06	$0.09

NON-GAAP NET INCOME PER SHARE - DILUTED	$0.16	$0.16
CONTACT:  Epiq Systems, Inc.
          Investor Relations
          Lew P. Schroeber
          913-621-9500
          ir@epiqsystems.com
          www.epiqsystems.com